As filed with the Securities and Exchange Commission on June 9, 2014
Registration No. 333- 52136

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Micrel, Incorporated
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	94-2526744 (I.R.S. Employer Identification Number)

2180 Fortune Drive
San Jose, California 95131
(Address of Principal Executive Offices including Zip Code)

Micrel, Incorporated
401(k) Plan
(Full Title of the Plan)

Raymond D. Zinn
President and Chief Executive Officer
Micrel, Incorporated
2180 Fortune Drive
San Jose, California 95131

(Name and Address of Agent for Service)

(408) 944-0800

(Telephone Number,
including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF COMMON STOCK UNDER 401(k) PLAN
Pursuant to the undertaking of the Registrant contained in the Registration Statement on Form S-8 (Registration No. 333-52136), initially filed with the Securities and Exchange Commission and effective as of December 19, 2000 (the “Registration Statement”), this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) is filed by the Registrant and amends the Registration Statement registering the offer and sale by the Registrant of 1,100,000 shares of the Registrant’s common stock, no par value (the “Common Stock”), to have been issued pursuant to the Registrant’s 401(k) Plan or the Registrant’s 2000 Nonqualified Stock Incentive Plan. The Registrant no longer offers shares of Common Stock as part of its 401(k) Plan. Accordingly, the Registrant is filing this Post-Effective Amendment to deregister shares of Common Stock to be issuable under the 401(k) Plan. This Post-Effective Amendment does not deregister shares of Common Stock underlying awards issued under the Company’s 2000 Nonqualified Stock Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 9th day of June, 2014.

MICREL, INCORPORATED

By:	/s/ Raymond D. Zinn
Raymond D. Zinn
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Raymond D. Zinn and Robert E. DeBarr, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Raymond D. Zinn	President, Chief Executive Officer and Chairman of the Board of Directors	June 9, 2014
Raymond D. Zinn	(Principal Executive Officer)

/s/ Robert E. DeBarr	Chief Financial Officer and Vice President of Finance and Human Resources	June 9, 2014
Robert E. DeBarr	(Principal Financial and Accounting Officer)

/s/ John E. Bourgoin	Director	June 9, 2014
John E. Bourgoin

/s/ Michael J. Callahan	Director	June 6, 2014
Michael J. Callahan

/s/ Daniel Heneghan	Director	June 9, 2014
Daniel Heneghan

/s/ Neil J. Miotto	Director	June 9, 2014
Neil J. Miotto

/s/ Frank W. Schneider	Director	June 9, 2014
Frank W. Schneider

401(k) PLAN

Pursuant to the requirements of the Securities Act of 1933, the person(s) who administer(s) the employee benefit plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 9th day of June, 2014.

MICREL, INCORPORATED 401(k) PLAN

By:	/s/ Robert E. DeBarr

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